CIBT EDUCATION GROUP INC.

STOCK OPTION PLAN

Accepted for filing by the TSX Venture Exchange on January 12, 2009.

248558

- ARTICLE I -
DEFINITIONS AND INTERPRETATION

1.1 *DEFINITIONS*

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

"**Administrator**" means such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time;

"**Award Date**" means the date on which the Board grants a particular Option;

"**Board**" means the board of directors of the Company;

"**Company**" means CIBT Education Group Inc. and any subsidiary thereof, (within the meaning of the Securities Act), as the context may apply;

"**Consultant**" means an individual (or a company wholly owned by the individual) who (i) provides ongoing consulting, technical, management or other services to the Company (excluding services provided in relation to a distribution of the Company's securities); (ii) possesses technical, business or management expertise of value to the Company; (iii) provides the services under a written contract with the Company; (iv) spends a significant amount of time and attention to the business and affairs of the Company; and (v) has a relationship with the Company that enables the individual to be knowledgeable about the business and affairs of the Company;

"**Director**" means directors, executive officers and Management Company Employees of the Company;

"**Employee**" means (i) an individual considered an employee under the *Income Tax Act*, Canada (i.e. for whom income tax and other deductions are made by the Company); (ii) an individual who works full-time for the Company providing services normally provided by an employee of the Company but for whom income tax and other deductions are not made by the Company; and (iii) an individual who works for the Company on a continuing and regular basis for a minimum amount of time per week, but for whom income tax and other deductions are not made by the Company;

"**Exchange**" means the TSX Venture Exchange;

"**Exercise Notice**" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

"**Exercise Period**" means the period during which a particular Option may be exercised, being the period from and including the Award Date through to and including the Expiry Date;

"**Exercise Price**" means the price at which an Option may be exercised as determined in accordance with section 3.6;

"**Expiry Date**" means the date determined in accordance with section 3.3 and after which a particular Option cannot be exercised;

"**Insider**" means a Director, a director or senior officer of a corporation that is an Insider or subsidiary of the Company, or a person that beneficially owns or controls, directly or indirectly, voting shares carrying

more than 10% of the voting rights attached to all outstanding voting shares of the Company;

"**Investor Relations Activities**" has the meaning ascribed thereto in the Exchange's corporate finance manual;

"**Management Company Employee**" means an individual employed by a company providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person engaged in Investor Relations Activities;

"**Option**" means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;

"**Option Certificate**" means the certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option;

"**Option Holder**" means a current or former Director, Employee or Consultant who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

"**Personal Representative**" means (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

"**Plan**" means this stock option plan;

"**Securities Act**" means the *Securities Act* (British Columbia); and

"**Share**" or "**Shares**" means, as the case may be, one or more common shares without par value in the capital of the Company.

1.2 *CHOICE OF LAW*

The Plan is established under, and the provisions of the Plan shall be interpreted and construed solely in accordance with, the laws of the Province of British Columbia.

1.3 *HEADINGS*

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE II
PURPOSE AND PARTICIPATION

2.1 *PURPOSE*

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate Directors, Employees and Consultants, to reward such of those persons by the grant of options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company.

2.2 *PARTICIPATION*

The Board shall, from time to time, in its sole discretion determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to section 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee or Consultant, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

(a) the person's remuneration as at the Award Date in relation to the total remuneration payable by the Company to all of its Employees and Consultants as at the Award Date;

(b) the length of time that the person has provided services to the Company; and

(c) the nature and quality of work performed by the person.

2.3 *NOTIFICATION OF AWARD*

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4 *COPY OF PLAN*

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of this Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5 *LIMITATION*

Neither the Plan nor the grant of an Option gives any Option Holder who is a Director the right to serve or continue to serve as a Director, nor does it give any Option Holder who is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company.

ARTICLE III
TERMS AND CONDITIONS OF OPTIONS

3.1 *BOARD TO ALLOT SHARES*

The Board shall allot the Shares to be issued upon the exercise of Options prior to the exercise thereof.

3.2 *NUMBER OF SHARES*

The maximum number of Shares issuable under the Plan shall not exceed 10% of the number of Shares of the Company issued and outstanding as of each Award Date, inclusive of all Shares presently reserved for issuance pursuant to previously granted stock options, unless shareholder approval in accordance with section 6.5 hereof and Exchange approval are obtained.

Shares that had been reserved for issuance pursuant to Options that have been cancelled and the unexercised portion of Options that have expired shall again be issuable under the Plan.

3.3 *TERM OF OPTION*

Subject to section 3.5, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the tenth anniversary of the Award Date of the Option.

3.4 *LIMITATIONS*

The total number of Options awarded to any one individual in any twelve month period shall not exceed 5% of the issued and outstanding Shares of the Company at the Award Date (unless the Company is at the time a Tier 1 issuer and has obtained disinterested shareholder approval).

The total number of Options awarded to any one Consultant for the Company shall not exceed 2% of the issued and outstanding Shares of the Company at the Award Date without consent being obtained from the Exchange.

The total number of Options awarded to all persons employed by the Company who perform Investor Relations Activities for the Company shall not exceed 2% of the issued and outstanding Shares of the Company, in any twelve month period, calculated at the Award Date without consent being obtained from the Exchange.

3.5 *TERMINATION OF OPTION*

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option. Any Option or part thereof not exercised within the Exercise Period shall terminate and become void as of 5:00 p.m. (Vancouver time) on the first to occur of the Expiry Date or the Earlier Termination Date. The **"Earlier Termination Date"** shall be the date established, if applicable, in subsections (a) or (b) below:

(a) Death

In the event that the Option Holder should die while he or she is still (i) a Director, Consultant or Employee (other than a Consultant or an Employee performing Investor Relations Activities), the Expiry Date shall be 12 months from the date of death of the Option Holder; or (ii) a person employed to provide Investor Relations Activities, the Expiry Date shall be 30 days from the date of death of the Option Holder.

(b) *Ceasing to be a Director, Employee or Consultant*

In the event that the Option Holder ceases to be a Director, Employee or Consultant other than by reason of death and ceases to be eligible through another capacity to hold an Option, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be a Director, Employee or Consultant unless any of the following apply:

(i) the Option Holder ceases to meet the qualifications for directors prescribed by the corporate legislation to which the Company is then subject and the Option Holder is not eligible through another capacity to hold an Option;

(ii) the Option Holder ceases to be a director of the Company by reason of a special resolution to that effect having been passed by the shareholders of the Company pursuant to the corporate legislation to which the Company is then subject and the Option Holder

is not eligible through another capacity to hold an Option;

(iii) the Option Holder's relationship with the Company or the Management Company is terminated for cause; or

(iv) an order of the British Columbia Securities Commission or other regulatory authority having jurisdiction is made prohibiting the Option Holder from holding an Option,

in which case the Earlier Termination Date shall be the date on which any of the above occurs.

3.6 *EXERCISE PRICE*

The Exercise Price shall be that price per Share, as determined by the Board in its sole discretion, at which an Option Holder may purchase a Share upon the exercise of an Option, provided that it shall not be less than the last closing price of the Shares traded through the facilities of the Exchange (or, if the Shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading) preceding the Award Date, less any discount permitted by the Exchange, or such other price as may be required or permitted by the Exchange.

3.7 *ASSIGNMENT OF OPTIONS*

Options may not be assigned or transferred, and all Option Certificates will be so legended, provided however that the Personal Representatives of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period.

3.8 *ADJUSTMENTS*

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the **"Event"**), the Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Options unless such amount of Shares represents the balance left to be exercised under the Options.

3.9 *EXERCISE RESTRICTIONS*

The Board may, at the time an Option is awarded or upon renegotiation of the same, attach restrictions relating to the exercise of the Option, including but not limited to vesting provisions. Any such restrictions shall be recorded on the applicable Option Certificate.

Notwithstanding the above, Options issued to Consultants performing Investor Relations Activities must vest in stages over at least twelve months with not more than one-quarter of the Options vesting in any three month period.

3.10 *REPRESENTATIONS*

For Options granted to Employees, Consultants or Management Company Employees, the Company will

represent that the Option Holder is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

ARTICLE IV
EXERCISE OF OPTION

4.1 *EXERCISE OF OPTION*

An Option may be exercised only by the Option Holder or his Personal Representative. An Option Holder or his Personal Representative may exercise an Option in whole or in part, subject to any applicable exercise restrictions, at any time or from time to time during the Exercise Period up to 5:00 p.m. (Vancouver time) on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company, or other payment method acceptable to the Company, in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2 *ISSUE OF SHARE CERTIFICATES*

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of the Shares available under the Option.

4.3 *CONDITION OF ISSUE*

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules and regulations.

4.4 *MONITORING OF TRADES*

An Option Holder who performs Investor Relations Activities shall provide written notice to the Board of each of his trades of securities of the Company, within five business days of each trade.

ARTICLE V
ADMINISTRATION

5.1 *ADMINISTRATION*

The Plan shall be administered by the Board, or an Administrator on the instructions of the Board or such committee of the Board formed in respect of matters relating to the Plan. The Board or such committee may make, amend and repeal at any time and from time to time such regulations not inconsistent with this Plan as it may deem necessary or advisable for the proper administration and operation of this Plan and such regulations shall form part of this Plan. The Board may delegate to the Administrator or any Director, Employee or officer of the Company such administrative duties and powers as it may see fit.

5.2 *INTERPRETATION*

The interpretation by the Board or its authorized committee of any of the provisions of this Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination in connection with this Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

ARTICLE VI
APPROVALS, AMENDMENTS AND TERMINATION

6.1 *APPROVALS REQUIRED FOR PLAN*

Prior to its implementation by the Company, this Plan is subject to the receipt of approval by the shareholders of the Company at a general meeting and approval of the Exchange.

6.2 *PROSPECTIVE AMENDMENT*

Subject to applicable regulatory approval, the Board may from time to time amend this Plan and the terms and conditions of any Option thereafter to be awarded and, without limiting the generality of the foregoing, may make such amendments for the purpose of meeting any changes in any relevant law, Exchange policy, rule or regulation applicable to this Plan, any Option or the Shares, or for any other purpose which may be permitted by all relevant laws, rules and regulations, provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.3 *RETROACTIVE AMENDMENT*

Subject to applicable regulatory approval, the Board may from time to time retroactively amend this Plan and may also, with the consent of the affected Option Holders, retroactively amend the terms and conditions of any Options which have been previously awarded.

6.4 *EXCHANGE APPROVAL*

With the consent of affected Option Holders, the Board may amend the terms of any outstanding Option so as to reduce the number of optioned Shares, increase the Exercise Price, or cancel an Option without Exchange approval. Any other amendment will be subject to receiving prior Exchange approval.

6.5 *SHAREHOLDER APPROVAL*

This Plan must be approved by the Company's shareholders annually, at a duly called meeting of the shareholders. Disinterested shareholder approval (as defined in Exchange policy) will be required for: (i) any reduction in the exercise price of Options granted to insiders, if the Option Holder is an insider of the Company at the time of the proposed amendment; and (ii) the situations where the Plan, together with all other outstanding options could result at any time in:

(a) the grant to insiders, within a 12 month period, of a number of options exceeding 10% of the Company's issued Shares; or

(b) the issuance to any one Option Holder, within a 12 month period, of a number of Shares exceeding 5% of the Company's Shares.

6.6 *TERMINATION*

The Board may terminate this Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Company, such Options and such Option Holders shall continue to be governed by the provisions of this Plan.

6.7 *AGREEMENT*

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of this Plan.

END OF DOCUMENT

Schedule "A"

CIBT EDUCATION GROUP INC.

STOCK OPTION PLAN

OPTION CERTIFICATE

This certificate is issued pursuant to the provisions of CIBT Education Group Inc (the **"Company"**) stock option plan (the **"Plan"**) and evidences that (*Name of Optionee*) ____________________________ is the holder of an option (the **"Option"**) to purchase up to ________________ (*Number of Shares*) common shares (the **"Shares"**) in the capital stock of the Company at a purchase price of $_________ per Share. Subject to the provisions of the Plan:

(a) the Award Date of this Option is ______________________________ (*insert date of grant*); and

(b) the Expiry Date of this Option is ______________________________ (*insert date of expiry*).

Vesting or Other Restrictions: (insert as applicable)

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 p.m. (Vancouver time) on the Expiry Date, by delivering to the Company an Exercise Notice, in the form provided in the Plan, together with this certificate and a certified cheque or bank draft payable to the Company, or other payment method acceptable to the Company, in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

Signed as of the ________ day of ____________________, 20_____.

CIBT EDUCATION GROUP INC.
by its authorized signatory:

____

NAME: ________________________________

TITLE: ________________________________

Schedule "B"

EXERCISE NOTICE

To: The Administrator, Stock Option Plan
CIBT Education Group Inc. (the **"Company"**)

The undersigned hereby irrevocably gives notice, pursuant to the Company's stock option plan (the **"Plan"**), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a) all of the Shares; or

(b) ___________________ of the Shares, which are the subject of the Option Certificate attached hereto.

Calculation of total Exercise Price:

(i) number of Shares to be acquired on exercise: _____________ Shares

(ii) multiplied by the Exercise Price per Share: $___________

TOTAL EXERCISE PRICE, enclosed herewith: $___________

The undersigned tenders herewith a certified cheque or bank draft or other payment method acceptable to the Company, in an amount equal to the total Exercise Price of the aforesaid Shares, as calculated above, and directs the Company to issue the share certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address:

____

____

____

DATED the ______ day of ______________________, 20___.

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Signature of Option Holder

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Name of Option Holder (please print)